Exhibit 99.4

Offerpad, a Leading Tech-enabled Real Estate Solutions Center, to Become Publicly Traded following Completed Business Combination with Supernova Partners Acquisition Company

Accomplished executives from First American Financial Corporation, Realtor.com, Taylor Morrison Home Corporation and Zillow to be part of board following closing of merger with Supernova

September 1, 2021

CHANDLER, Ariz. — OfferPad, Inc. (“Offerpad”), a leading tech-enabled platform for buying and selling residential real estate, and Supernova Partners Acquisition Company, Inc. (NYSE: SPNV) (“Supernova”), a publicly traded special purpose acquisition company, today completed their previously announced transaction to take Offerpad public. The newly formed company, named Offerpad Solutions Inc. (“Offerpad Solutions”, the “Company” or the “combined company”), uses technology-enabled solutions, including iBuying, to remake the home selling and buying experience by offering customers the convenience, control and certainty to solve their housing needs. Offerpad Solutions common stock and warrants are expected to begin trading on the New York Stock Exchange on September 2, 2021, under the symbols OPAD and OPADWS, respectively.

Supernova shareholders approved the transaction at a special meeting on August 31, 2021. Offerpad Solutions expects to use proceeds of approximately $284 million from the transaction to accelerate market expansion, to invest in technology and product development, to pay transaction expenses and for other general corporate purposes including the repayment of indebtedness. Founder and CEO Brian Bair and Offerpad’s management team will continue to lead the combined company. Brian Bair will also serve as Chairman of the Offerpad Solutions board of directors alongside Katie Curnutte, former SVP of Communications and Public Affairs at Zillow; Ken DeGiorgio, President of First American Financial Corp.; Alexander Klabin, founder and CEO of Ancient and Executive Chairman of Sotheby’s Financial Services; Ryan O’Hara, former CEO of Move, Inc. (Realtor.com); Sheryl Palmer, Chairman and CEO of Taylor Morrison Home Corporation; and Roberto Sella, Founder and Managing Partner of LL Funds.

In reaction to achieving this significant milestone, Brian Bair explained, “We are taking home buying and selling from chaotic to controlled, from expensive to efficient, and from the past straight into the future. We are just getting started. We have a superior team, combining strong technology backgrounds and real estate experience in every kind of real estate cycle, with the skills and vision to operate as a highly capital-efficient company in our industry. We are excited about the tremendous opportunity ahead of us as more and more buyers and sellers opt for our digital-first experience.”

Spencer Rascoff, co-chair of Supernova and former CEO of Zillow, said, “Offerpad Solutions brings together the right mix of real estate expertise, technology-enabled solutions and a customer focused mindset to lead the transformation of the residential real estate experience. We saw a unique opportunity to work with Offerpad and couldn’t be more pleased to partner with the team.”

Advisors

J.P. Morgan served as the exclusive financial advisor and Latham & Watkins LLP served as legal counsel to Offerpad.

Jefferies LLC served as the exclusive financial advisor and Jefferies and J.P. Morgan served as joint placement agents to Supernova. Simpson Thacher & Bartlett LLP served as legal counsel to Supernova.

About Offerpad

Offerpad’s mission is to provide the best way to buy and sell a home. Period. We use technology-enabled solutions to remake the home selling and buying experience by offering customers the convenience, control, and certainty to solve their housing needs. We combine our fundamental real estate expertise with our data-driven digital “Solutions Center” platform to give users a holistic, customer-centric experience, enabling them to efficiently sell and buy their homes online with streamlined access to other services including mortgage, listing, and buyer representation services.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. For example, statements regarding the Company’s outlook for the third quarter and full year 2021, anticipated growth in the industry in which Offerpad operates, and the anticipated timing of the proposed business combination, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate, ””anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the outcome of any legal proceedings that may be instituted against Supernova, Offerpad or the Company in connection with the business combination and any definitive agreements with respect thereto; the ability to meet stock exchange listing standards following the consummation of the business combination; the risk that the business combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the business combination; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the business combination; changes in applicable laws or regulations; the ability to respond to general economic conditions; the health of the U.S. residential real estate industry; the ability to grow market share in existing markets or any new markets; the impact of the COVID-19 pandemic; the ability to manage growth effectively; the ability to accurately value and manage inventory, and to maintain an adequate and desirable supply of inventory; the ability to successfully launch new product and service offerings, and to manage, develop and refine the technology platform; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the registration statement on Form S-4 and proxy statement/prospectus discussed below and other documents filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”).

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad does not undertake any duty to update these forward-looking statements.